**IN THE UNITED STATES BANKRUPTCY COURT**
**FOR THE SOUTHERN DISTRICT OF TEXAS**
**HOUSTON DIVISION**

| | | |
|---|---|---|
| **IN RE:**<br><br>**IRONCLAD ENCRYPTION CORPORATION,**<br>**Debtor.** | §<br>§<br>§<br>§<br>§ | **CASE NO. 20-34332**<br><br>**(Chapter 11)** |
| **IRONCLAD ENCRYPTION CORPORATION, and JAMED DOYLE McGRAW**<br>**Plaintiffs,**<br><br>**v.**<br><br>**DANIEL M. LERNER,**<br>**Defendant.** | §<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§ | **ADVERSARY NO. 20-03478** |
| **DANIEL M. LERNER,**<br>**Plaintiff,**<br><br>**v.**<br><br>**IRONCLAD ENCRYPTION CORPORATION, and JAMED DOYLE McGRAW,**<br>**Defendants.** | §<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§ | **ADVERSARY NO. 20-03479** |

**DEBTOR IRONCLAD ENCRYPTION CORPORATION'S MOTION TO APPROVE COMPROMISE OF CONTROVERSIES WITH LERNER PARTIES**

**This motion seeks an order that may adversely affect you. If you oppose the motion, you should immediately contact the moving party to resolve the dispute. If you and the moving party cannot agree, you must file a response and send a copy to the moving party. You must file and serve your response within 21 days of the date this was served on you. Your response must state why the motion should not be granted. If you do not file a timely response, the relief may be granted without further notice to you. If you oppose the motion and have not reached an agreement, you must attend the hearing.**

**Unless the parties agree otherwise, the court may consider evidence at the hearing and may decide the motion at the hearing.**

**Represented parties should act through their attorney.**

TO THE HONORABLE CHRISTOPHER M. LOPEZ,
UNITED STATES BANKRUTPCY JUDGE:

Debtor Ironclad Encryption Corporation ("Debtor") files this *Motion to Approve Compromise of Controversies with the Lerner Parties* (the "Motion to Compromise"). In support thereof, the Parties respectfully state as follows:

**JURISDICTION & VENUE**

1. The United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court") has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157, 1334 and the current standing order of reference in the Southern District of Texas. This matter is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

2. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

3. The basis for the relief requested herein is 11 U.S.C. § 363(b), (f), (k), and (m), and FED. R. BANKR. P. 9019.

**BACKGROUND**

4. Debtor requests that the Bankruptcy Court approve of the compromise of all controversies between Debtor and Daniel M. Lerner ("Lerner"), Jeffrey B. Barrett ("Barrett"), and Guerry L. Grune ("Grune", and together with Lerner and Barrett, the "Lerner Parties").

**A. The Bankruptcy Case**

4. Debtor commenced its case by filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on August 28, 2020 (the "Petition Date") (Dkt. 1). Debtor remains in possession of its assets and continue to operate and manage its businesses as debtor in possession

pursuant to Bankruptcy Code sections 1107 and 1108. No trustee or examiner has been appointed in this case.

5. The primary asset of Debtor is its intellectual property, namely patents invented by its former Chief Technology Officer, Daniel M. Lerner. Other than the patents, the only other assets identified by debtor are less than $10,000 in cash and illiquid stocks valued at less than $100,000 in total.

**E. The Dispute**

6. The disputed issue between the Debtor and Lerner is whether the Employment Agreement, dated August 17, 2017 (the "Employment Agreement") between the Parties is an executory contract, and relatedly, whether the patents required to be transferred under the Employment Agreement are property of the Debtor or property of Lerner.

7. The Employment Agreement provides

> [a]ll inventions, creations, contrivances, or patents resulting from, arising from, Executive's duties or work for Company shall be considered a work for hire and **will be assigned** to Company, or its successor. **All related legal and registration fees will be paid by Company or its successor.**

Exhibit A (Employment Agreement) at 1. (emphasis added). Thus, the Employment Agreement provided that the patents were work-for-hire, but provided for the future assignment (rather than the present assignment of the patents). It also required Debtor to pay for all fees related to the patents.

8. Additionally, section 3(a) of the Employment Agreement states "[i]n the event that Debtor and its successors and assigns are dissolved, liquidated, and/or cease to exist as a technology encryption organization or subsidiary utilizing encryption related technology; the property rights and patents owned by the organization where Daniel Lerner is listed as a named inventor shall revert back to Daniel Lerner and his heirs." *Id.* at 1-2 (emphasis added).

9. In total, eighteen encryption patents were granted that name Lerner as an inventor. Grune acted as the patent agent for each of these filings.

10. However, Debtor failed to pay Lerner the compensation due under the agreement, and on April 28, 2020, Lerner terminated his employment for cause with Debtor. As such, Lerner had not assigned any patents to Debtor as of the date Debtor filed its bankruptcy petition.

11. Following termination for cause, Lerner took the position that the patents were his property, subject to Debtor assuming the Employment Agreement and curing any default at the time of assumption. Debtor took the position that the patents were property of the Debtor subject to turnover, and that Lerner would have an unsecured claim for any unpaid compensation.

12. There is evidence in favor of the Employment Agreement being executory. The Employment Agreement provided for certain obligations and duties to continue if the Employment Agreement was terminated by Lerner for cause. Under the Employment Agreement, Debtor was required to continue to pay "all related legal and registration fees" related to the intellectual property subject to the Employment Agreement. Debtor owed Lerner monthly severance payments for a year following the termination of the Employment Agreement. *Id.*, ¶ 5(d)(i)(B). Debtor is obligated to issue stock to Lerner, should he opt to exercise any of his vested stock options within the two years following the termination of the employment agreement. *Id.*, ¶ 5(d)(i)(C). And Debtor is obligated to pay the pro-rata share of any annual incentive awards earned by Lerner prior to his termination at the time that it makes such payments to other employees. *Id.*, ¶ 5(d)(i)(F). Debtor has failed to honor any of these duties and obligations.

13. Similarly, Lerner has certain duties and obligations that exist despite his termination for cause. As noted above, [h]e is obligated to "assign[] to Company, or its successor" "[a]ll inventions, creations contrivances, or patents resulting from, arising from, (sic) Executive's

duties or work for Company." Employment Agreement, ¶ 3(a). Lerner is obligated to substantial confidentiality provisions that survive the termination of his employment. *Id.*, ¶ 6. Lerner is obligated to abide by a non-competition clause. *Id.*, ¶ 7. And he is obligated to abide by a non-solicitation clause. *Id.*, ¶ 8.

14. Due to the Debtor's alleged failure to honor its duties and obligations or to pay him the deficiencies owed under the Employment Agreement, on April 15, 2020, Lerner filed his breach of contract claim in Harris County District court and applied for a temporary restraining order and injunctive relief with the ancillary court. On April 16, 2020, the ancillary court granted Lerner's Temporary Restraining Order, which was later extended by the district court on April 29, 2020. This bankruptcy proceeding followed.

15. On November 25, 2020, Debtor filed Adversary Case No. 20-03478 (the "Ironclad Adversary") against Lerner and one of his co-workers, Barrett. Debtor alleges that the action seeks "specific performance to enforce a contract effecting an assignment of United States patent rights." Ironclad Adversary, ECF No. 1 at 2. Debtor alleges that Lerner "signed an employment agreement with IronClad designating his continued work in the encryption field as work for hire, becoming an officer of IronClad, and assigning all intellectual property rights arising under the agreement to IronClad." *Id.* at 4. Debtor alleges that Lerner breached his duties under the Employment Agreement by failing to have the patent agent assign the patents to Ironclad, having the patent agent conceal further applications, and improperly utilizing trade secret information restricted under the Employment Agreement. *Id.* at 4-5. Debtor alleges a claim for breach of contract/specific performance and seeks to have the Court "order the defendant, Lerner, by way of specific performance, to execute whatever assignments are related to any pending or issued patents as called for by the parties' agreement." *Id.* at 6-10. Debtor further alleges a claim for breach of

fiduciary duty against Lerner and Barrett for allegedly "working to misappropriate intellectual property belonging to the company," and a claim for misappropriation of trade secrets for obtaining "confidential trade secret information in the form of creative works related to Mr. Lerner's duties as an officer and employee of IronClad" by "causing IronClad's patent agent to fail to disclose and describe that patentable information that had not yet formed the basis for a patent application." *Id.*

16. On January 3, 2021, Debtor, as a plan proponent, filed an Amended Combined Disclosure Statement and Plan of Reorganization ("DS/Plan"). (Dkt. 28). Pursuant to BLR 3016-2, Debtor requested that the Court conditionally approve the Disclosure in the DS/Plan. Debtor also requested that the Court approve the form of the Ballot for Accepting or Rejecting the Plan, the form of Notice to impaired creditors in Classes 2 and 3 under the DS/Plan, which were to give impaired creditors in Classes 2 and 3 notice of the Joint Hearing, and deadlines set by the Court (a) for objecting to the Plan, (b) for objecting to the final approval of the Disclosure in the DS/Plan, and (c) for filing the Ballot Accepting or Rejecting the Plan.

17. On January 4, 2021, the Court entered its Order conditionally approving the disclosure statement and setting a final hearing on plan confirmation and the disclosure statement. (Dkt. 30). The Court set a hearing on confirmation and the disclosure statement for February 12, 2021. *Id.* It set a deadline of February 5, 2021 to return ballots and to object to confirmation of the Plan, and February 10, 2021 as a deadline for Debtor to file a ballot summary and for parties-in-interest to exchange witness lists, exhibit lists and exhibits. *Id.* On January 14, 2021, Debtor filed Notice advising of those deadlines. (Dkt. 36).

18. On January 6, 2021, Lerner filed his Motion to Compel Debtor to Assume or Reject an executory contract between Debtor and himself. (Dkt. 34). Hearing on that Motion was set for February 2, 2021. *Id.* Lerner requests that Debtor be compelled to assume or reject his

employment contract which, if assumed and Debtor's default cured, would require Lerner to transfer the patents that form the sole asset of the corporation.

19. On January 25, 2021, the Parties jointly filed an Emergency Agreed Motion for Mediation and Other Relief, (Dkt. 38), to allow the parties the opportunity to resolve their issues without further litigation. The Motion requested mediation before United States Bankruptcy Judge Eduardo V. Rodriguez, to occur on February 5, 2021. The Motion further requested that other case deadlines, including the hearing on the Motion to Compel and the plan confirmation hearing, be reset to allow the Parties an opportunity to mediate. *Id.*

20. On January 28, 2021, the Court granted the Motion for Mediation, and reset the Plan Confirmation hearing for March 17, 2021. (Dkt. 42). Debtor was further authorized to file a Second Amended Disclosure Statement and Plan of Reorganization ("DS/Plan") on or before February 15, 2021. *Id.*

**RELIEF REQUESTED: THE SETTLEMENT**

21. Subject to Bankruptcy Court approval, the Parties have agreed to the Settlement Agreement attached as Exhibit A.

22. Under the Settlement, Debtor and Lerner acknowledge that the Employment Agreement is an executory contract subject to cure.

23. Upon the Closing Date, Debtor shall pay $500,000.00 to Lerner (the "Initial Payment"). Upon the Closing Date, and in addition to the Initial Payment, Debtor shall issue a note payable to Lerner, or his designee, in the amount of $242,000, (the "Note") secured by the Patent Portfolio. The terms of the Note are as follows: twelve (12) months term, interest-free (zero percent interest), payable in equal parts monthly (1/12 of the note payable monthly), the last business day of the first calendar month following the Closing Date, and a like payment being due

on the last business day of each succeeding month until the Note is paid in full; provided, however, if the Debtor pays Lerner a cumulative amount of $142,000.00 on or before the 90th day after the date of the Note, the Balance of the payments due under the Note shall be waived.

24. On the Closing Date, Debtor shall purchase, acquire and accept from Lerner, and Lerner shall sell, transfer, convey, assign and deliver to Debtor, all of Lerner's direct or indirect right, title and interest in and to the Patent Portfolio. If, after the 9019 Order and Confirmation Order are entered and become final and no longer subject to appeal, Debtor shall fail to make the Initial Payment in accordance with the terms of this Agreement, ownership and title to the Patent Portfolio shall irrevocably remain with Lerner, and Debtor shall have no claim to the Patent Portfolio.

25. Debtor shall have a ten (10) day cure period, with no notice required by Lerner, for any missing payments (the "Cure Period"); provided, however, there is no cure period for the Initial Payment. Debtor shall obtain an Order from the Bankruptcy Court which grants Lerner the right to automatically foreclose upon the Patent Portfolio should any default not be cured during the Cure Period with no further notice to Debtor. In the event of such a foreclosure, Debtor shall have no right to excess proceeds.

26. The Lerner Parties shall undertake reasonable efforts to assist Debtor in the defense of the validity and/or scope of the patents, upon the terms in the Settlement Agreement.

27. The Parties further agreed to Non-Disparagement terms and mutual releases between Debtor, J.D. McGraw, and the Lerner Parties.

28. After the Closing Date, the Parties shall dismiss the Adversary Proceedings and the Motion to Compel with prejudice within three (3) business days, and Lerner shall withdraw each

of his Proofs of Claim (Claims No. 5 and 6) with each Party bearing its own costs and attorney's fees.

29. Debtor shall, on or before February 15, 2021, file a Second Amended DS/Plan. The Second Amended DS/Plan shall add a separate class for the Claims of Lerner (the "Class"), specifically providing for payment of the Initial Payment, Note, the Security Agreement, and providing for assignment of the Patent Portfolio.

30. The Closing shall occur the day when the Order approving of the 9019 Compromise and the Order Confirming the Second Amended DS/Plan become final and non-appealable.

**ARGUMENT AND AUTHORITIES**

14. Rule 9019 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules") grants the Bankruptcy Court authority to approve the settlement of claims and controversies after notice and a hearing. The decision whether or not to approve a particular settlement lies within the discretion of the Bankruptcy Court. *In re Jackson Brewing Co.,* 624 F.2d 605, 607 (5th Cir. 1980). "A proposed settlement must be 'fair and equitable' and in the best interests of the estate." *The Cadle Co. v. Moore (In re Moore)*, 608 F.3d 253, 263 (5th Cir. 2010) (citing *Jackson Brewing*, 624 F.2d at 608).

15. Rule 9019 provides in pertinent part that "[o]n motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement." Courts have recognized that "to minimize litigation and expedite the administration of a bankruptcy estate, '[c]ompromises are favored in bankruptcy.'" *In re Martin*, 91 F. 3d 389, 393 (3d Cir. 1996) (citations omitted). In addition, courts agree that the approval of a proposed compromise and settlement is committed to the sound discretion of the bankruptcy court. *See United States v. AWECO, Inc. (In re AWECO, Inc.)*, 725 F.2d 293, 297 (5th Cir. 1984); *Jackson Brewing Co.,* 624 F.2d at 602-03. Settlements are considered a "normal part of the process of reorganization" and a "desirable and wise method

of bringing to a close proceedings otherwise lengthy, complicated and costly." *Jackson Brewing*, 624 F.2d at 602 (citations omitted).

16. Before approving a settlement under Rule 9019, a court must determine whether "the compromise is fair, reasonable, and in the interests of the estate." *In re Marvel Entertainment Group, Inc.*, 222 B.R. 243, 249 (D. Del. 1998) (quoting *In re Louise's*, 211 B.R. 798, 801(D. Del. 1997)). To so determine, the court must assess the value of the claim that is being settled and balance it against the value to the estate of the approval of the settlement. *Martin*, 91 F.3d at 393.

17. In striking this balance, the Bankruptcy Court should consider the following factors:

> (1) the probability of success in the litigation, with due consideration for the uncertainty in fact and law;
>
> (2) the complexity and likely duration of the litigation and any attendant expense, inconvenience, and delay, including the difficulties, if any, to be encountered in the matter of collection;
>
> (3) the paramount interest of the creditors and a proper deference to their respective views;
>
> (4) the extent to which the settlement is truly the product of arm's-length bargaining and not fraud or collusion; and
>
> (5) all other factors bearing on the wisdom of the compromise.

*See Connecticut Gen. Life Ins. Co. v. United Cos. Fin. Corp. (In re Foster Mortgage Corp.),* 68 F.3d 914, 917 (5th Cir. 1995); *In re Moore*, 608 F.3d at 263. *See also Protective Comm. For Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson*, 390 U.S. 414, 424-425 (1968); *see also Martin*, 91 F.3d at 393.

18. Basic to the process of evaluating proposed settlements is "the need to compare the terms of the compromise with the likely rewards of litigation." *TMT Trailer Ferry*, 390 U.S. at 425. Generally, the role of the bankruptcy court in evaluating a proposed settlement is not to

decide the issues in dispute, but rather, to determine whether the settlement is fair and equitable as a whole. *Id.* at 424; *Watts v. Williams*, 154 B.R. 56, 59 (S.D. Tex. 1993).

19. In the business judgment of the Debtor, the Bankruptcy Court should exercise its discretion to approve the proposed resolution because it readily meets the foregoing standards. The proposed compromise represents the final product of arms' length and good faith negotiations between the Debtor and the Lerner Parties.

20. Debtor, McGraw and the Lerner Parties negotiated this settlement during a full-day mediation on February 5, 2021, before U.S. Bankruptcy Judge Eduardo V. Rodriguez, and continuing over the following week. Negotiations were substantial, and the resulting Settlement Agreement, Promissory Note and Security Agreement were heavily negotiated.

21. Substantial areas of dispute exist between the Lerner Parties, on one hand, and the Debtor, on the other hand. No Fifth Circuit or Southern District of Texas case law has interpreted whether an employment agreement terminated pre-petition can be an executory contract. Outside of this Circuit, courts have split, emphasizing that the Court must apply a fact specific analysis. For instance, in *In re Ellipsat, Inc.*, 480 B.R. 1, 8 (Bankr. D.D.C. 2012), the Court side-stepped the need to determine whether the Debtor's termination of the employee's employment agreement was pre-petition or post-petition, because the "ongoing duties" owed by both sides made the agreement still executory. The Court held that the employee "remained obligated to comply with the covenants in § 8 of his contract (including non-compete, non-solicitation, nonpublication, and confidentiality provisions) and Ellipsat remained obligated to pay [the employee] termination benefits." Similarly, in *In re Networks Electronic Corp.*, 195 B.R. 92, 98 (9th Cir. B.A.P 1996), the Ninth Circuit held that an employment contract terminated pre-petition remained executory because "there were still obligations to be performed by both Bitters and NEC, therefore it was

executory." Conversely, in *In re Wang Labs.*, 154 B.R. 389 (D. Mass. 1993), the Court held that the employment agreement at issue was no longer executory where "[a]ll that remained under the Agreement was the payment of severance pay." *Id.* at 390.

22. Similarly, there was substantial uncertainty that the patents were property of the Debtor subject to turnover. It is undisputed that the Debtor did not transfer the patents to Ironclad prior to the petition date. Courts have held that language in a work for hire agreement that provides for the future (rather than the present) assignment of patents is insufficient to enact a present assignment of the work. *Kaist IP US LLC v. Samsung Electronics Co., Ltd.*, 2:16-CV-01314-JRG, 2018 WL 10498168 (E.D. Tex. Sept. 6, 2018); *Sycamore IP Holdings LLC v. AT&T Corp.*, No. 2:16-CV-588-WCB, 2018 WL 929691 (E.D. Tex. Feb. 16, 2018); *Gellman v. Telular Corp.*, 449 Fed. App'x 941 (Fed. Cir. 2011). No Fifth Circuit or Southern District of Texas case has considered whether patents done as work-for-hire that were not transferred pre-petition are subject to turnover. Nor have they considered this issue in the specific context of a Debtor who failed to pay compensation due under the work-for-hire agreement prior to the issuance of the patents.

23. The importance of reaching a resolution to this matter is emphasized by the importance of the property to the Debtor. The right to these patents is the most valuable asset for the Debtor and are integral to executing its reorganization for the benefit of its creditors. Moreover, the value of the patents, which an analysis has indicated could be many multiples of the amount paid to settle these matters, well exceeds the amount that Debtor is paying to resolve this issue.

24. These issues would need to be litigated by the Parties, if not resolved by the proposed Compromise. Furthermore, the cost of litigating these issues would be significant, and may inhibit Debtor from completing its restructuring. A trial of these issues would likely take multiple days and would require factual and expert testimony regarding the patents. There would

likely be at least three (3) fact witnesses as well as dueling expert testimony. The Debtor believes the cost of litigation would be in excess of $100,000.00 plus expert fees. The proposed resolution brings finality to these issues and allows the Debtor to focus his efforts upon confirming its Plan.

25. Moreover, the Debtor obtained a $100,000 discount from a full cure payment, assuming that it can repay the promissory note within 90 days from closing. In the exercise of the Debtor's business judgment, the resolution of these matters represents a fair settlement of the issues between the parties.

26. Based upon the relevant factors, Debtor requests that the Bankruptcy Court approve the resolution proposed with the Lerner Parties pursuant to Bankruptcy Rule 9019.

WHEREFORE, PREMISES CONSIDERED, the Debtor respectfully requests that this Court enter an order:

(1) Approving the proposed compromise;

(2) Entering the Proposed Order attached to this Motion; and

(3) Granting such other and further relief as is just and proper.

Respectfully submitted on February 15, 2021.

**Pendergraft & Simon, LLP**
/s/ Leonard H. Simon
Leonard H. Simon
Texas Bar No. 18387400
S.D. Tex. Adm. No. 8200
William P. Haddock
Texas Bar No. 00793875
S.D. Tex. Adm. No. 19637
2777 Allen Parkway, Suite 800
Houston, TX 77019
Tel. (713) 528-8555
Fax. (713) 868-1267

Counsel for Debtor

**CERTIFICATE OF SERVICE**

The undersigned certifies that on February 15, 2021, a true and correct copy of the foregoing Motion was served electronically on all parties registered to receive electronic notice of filings in this case via this Court's ECF notification system. The undersigned further certifies that the foregoing Motion will be served upon all parties listed on the Matrix on file with the Court in this case in accordance with Bankruptcy Local Rule 9013-1(f) on February 16, 2021.

*/s/ Leonard H. Simon*_____
Leonard H. Simon

**Exhibit A**
**Settlement Agreement**

**IN THE UNITED STATES BANKRUPTCY COURT**
**FOR THE SOUTHERN DISTRICT OF TEXAS**
**HOUSTON DIVISION**

| | | |
|---|---|---|
| **IN RE:**<br><br>**IRONCLAD ENCRYPTION CORPORATION,**<br>**Debtor.** | §<br>§<br>§<br>§<br>§ | **CASE NO. 20-34332**<br><br>**(Chapter 11)** |
| **IRONCLAD ENCRYPTION CORPORATION, and JAMED DOYLE McGRAW**<br>**Plaintiffs,**<br><br>**v.**<br><br>**DANIEL M. LERNER,**<br>**Defendant.** | §<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§ | **ADVERSARY NO. 20-03478** |
| **DANIEL M. LERNER,**<br>**Plaintiff,**<br><br>**v.**<br><br>**IRONCLAD ENCRYPTION CORPORATION, and JAMED DOYLE McGRAW,**<br>**Defendants.** | §<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§<br>§ | **ADVERSARY NO. 20-03479** |

**ORDER GRANTING MOTION TO COMPROMISE CONTROVERSY CONCERNING DOCKET NUMBERS 367 AND 371 PURSUANT TO BANKRUPTCY RULE 9019 (DOCKET NO. ___)**

The Court, having considered Debtor Ironclad Encryption Corporation's ("Debtor") *Motion to Approve Compromise of Controversies* (the "Motion to Compromise") between Debtor and Daniel M. Lerner ("Lerner"), Jeffrey B. Barrett ("Barrett"), and Guerry L. Grune ("Grune", and together with Lerner and Barrett, the "Lerner Parties"), and any response(s) thereto, is of the

opinion that the requested relief by Debtor and the Lerner Parties (together the "Parties") is warranted and that the Motion to Compromise should be GRANTED.

Accordingly, it is, therefore ORDERED THAT:

1. The Parties are authorized to enter into the Settlement Agreement (the "Settlement Agreement") attached as Exhibit A to the Motion to Compromise, including Debtor making the Initial Payment, issuing the Note, and entering into the Security Agreement with Lerner, as those terms are defined within the Settlement Agreement.[1]

2. Pursuant to the terms of the Settlement Agreement, should Debtor fail to make any payments due under the Settlement Agreement, Debtor shall have a ten (10) day cure period, with no notice required by Lerner, for any missing payments (the "Cure Period"); provided, however, there is no cure period for the Initial Payment. Debtor shall have the right to automatically foreclose upon the Patent Portfolio should any default not be cured during the Cure Period with no further notice to Debtor.

3. The Court retains jurisdiction to interpret and enforce the provisions of this Order, the Settlement, and the transactions contemplated therein to the maximum extent allowed by law.

Done this ___ of ___________, 2021, in Houston, Texas.

________________________________
Christopher M. Lopez
United States Bankruptcy Judge

[1] Capitalized terms not defined herein have the meaning ascribed to them in the Settlement Agreement.

**UNITED STATES BANKRUPTCY COURT**
**SOUTHERN DISTRICT OF TEXAS**
**HOUSTON DIVISION**

| | | |
|---|---|---|
| **IN RE:** | § | |
| **IRONCLAD ENCRYPTION** | § | **CASE NO: 20-34332** |
| **CORPORATION** | § | |
| **Debtor** | § | |
| | | **CHAPTER 11** |

# MEDIATED SETTLEMENT AGREEMENT & RELEASE

This Mediated Settlement Agreement and Release (the "Agreement") is entered into by and between Debtor IronClad Encryption Corporation, James Doyle McGraw, Daniel Maurice Lerner, Jeffery B. Barrett, and Guerry L. Grune.

## I. RECITALS

1.1 WHEREAS, on February 5, 2021, the following matters were mediated by the Hon. Eduardo V. Rodriguez, United States Bankruptcy Judge for the Southern District of Texas in his capacity as a Judicial Mediator, to wit: the Adversary Proceedings and the Bankruptcy Case, as those terms are defined below, including but not limited to the Motion to Compel Assumption and/or Rejection of the Executory Contract (the "Motion to Compel") (ECF. No. 34) and any objections to the Restated First Amened Combined Plan of Reorganization and Disclosure Statement (ECF. No. 32) (the "Restated First DS/Plan"), objections of the Debtor to the Lerner Proofs of Claim filed by Lerner and Barrett, Motions to Estimate Claim, or Motion to Compel Turnover that have been or could have been filed in the Bankruptcy Case (together the "Mediated Matters").

1.2 WHEREAS, the Parties desire to resolve their disputes and have agreed to fully settle and compromise any and all claims between the Parties.

1.3 NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

## II. DEFINED TERMS

2.1 **Adversary Proceedings** shall mean (i) Adv. No. 20-3478, *IronClad Encryption Corporation vs Daniel M. Lerner and Jeffery B. Barrett*, in the Bankruptcy Court for the Southern District of Texas; and (ii) Adv. No. 20-3479, *Daniel M. Lerner vs IronClad Encryption Corporation and James Doyle McGraw*, in the Bankruptcy Court for the Southern District of Texas.

2.2 **Bankruptcy Case** shall mean Case No. 20-34332, *In re IronClad Encryption Corporation*, in the Bankruptcy Court for the Southern District of Texas.

2.3 **Bankruptcy Court** shall mean the United States Bankruptcy Court, Southern District of Texas, Houston Division.

2.4 **Barrett** shall mean Jeffery B. Barrett and Eagle Mountain 21 LLC.

2.5 **Closing Date** shall be the day when the Order approving of the 9019 Compromise and the Order Confirming the Second Amended DS/Plan become final and non-appealable.

2.6 **Debtor** or **IronClad** shall mean Debtor IronClad Encryption Corporation.

2.7 **Employment Agreement** shall mean that certain Employment Agreement between Lerner and the Debtor, dated effective January 6, 2017.

2.8 **Grune** shall mean Guerry L. Grune including all of his businesses, and specifically KM Limited, d/b/a ePatentmanager.com, as well as 3rdRock Sunblock, Inc. d/b/a 3rdrockessentials.com and Cpsbiofuels, Inc.

2.9 **IronClad Parties** shall mean Debtor and McGraw.

2.10 **Lerner** shall mean Daniel Maurice Lerner and Lerner Innovations, LLC.

2.11 **Lerner Parties** shall mean Lerner, Barrett and Grune.

2.12 **McGraw** shall mean James Doyle McGraw.

2.13 **Mediator** shall mean Hon. Eduardo V. Rodriguez.

2.14 **Patent Portfolio** shall mean the domestic or foreign patents, registered designs, utility models and applications for any of the foregoing that are identified on Exhibit A to this Agreement, as well as and any reissues, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to such patents or that could be granted of those patents, utility models and applications to the extent that they were developed by Lerner while an executive officer of Debtor.

2.15 **Party** or **Parties** shall mean the IronClad Parties and the Lerner Parties.

2.16 **Second Amended DS/Plan** means the Second Amended Disclosure Statement and Plan of Reorganization file by the Debtor, which shall be filed by Debtor incorporating the terms of this Agreement as specified below.

2.17 **USPTO** shall mean the United States Patent & Trademark Office.

## III. INITIAL PAYMENT & NOTE

3.1 Debtor and Lerner acknowledge that the Employment Agreement is an executory contract subject to cure.

3.2 **Initial Payment**. Upon the Closing Date, Debtor shall pay $500,000.00 to Lerner (the "Initial Payment").

3.3 **Note.** Upon the Closing Date, and in addition to the Initial Payment, Debtor shall issue a note payable to Lerner, or his designee, in the amount of $242,000, (the "Note") secured by the Patent Portfolio, in a form substantially similar to that attached as Exhibit B hereto. The terms of the Note are as follows: twelve (12) months term, interest-free (zero percent interest), payable in equal parts monthly (1/12 of the note payable monthly), the last business day of the first calendar month following the Closing Date, and a like payment being due on the last business day of each succeeding month until the Note is paid in full; provided, however, if the Debtor pays Lerner a cumulative amount of $142,000.00 on or before the 90th day after the date of the Note, the Balance of the payments due under the Note shall be waived, whereupon the original of the Note shall be marked by Lerner a as "paid in full" and returned by Lerner to Debtor.

3.4 Lerner may take all necessary steps to perfect his security interest in the Patent Portfolio as a result of the Note, including but not limited to recording any filing statements with the USPTO and any other jurisdiction reasonably determined by Lerner. Debtor will agree to execute all security agreements and documents necessary to document the collateral as requested by Lerner, including without limitation a security agreement providing for first lien on the patents and any assignment or collateral assignment of the Patent Portfolio (the "Security Agreement"), in a form substantially similar to that attached as Exhibit C hereto. Any filing fees to document the collateral will be at Lerner's cost. When the Note is paid in full, Lerner shall release any security interest so created and perfected, including the filing of UCC-3 Termination Statements filed by Lerner with the Secretary of State of the State of Texas or the USTPO, within ten (10) days after the Note is paid in full.

3.5 Debtor warrants that it shall not pledge or otherwise encumber the Patent Portfolio until the Note is paid in full. Debtor warrants that it shall not assign, sub-license, sell or otherwise transfer the Patent Portfolio until the Note is paid in full.

3.6 Debtor warrants that it shall take all reasonable steps to maintain the patent portfolio, through use of a registered patent agent, until the Note is paid in full, including any necessary actions required for prosecution, extension, and maintenance of the Patent Portfolio. Following assignment of the Patent Portfolio to Debtor, such required maintenance actions shall be at the sole cost of the Debtor. Debtor shall issue to Lerner a monthly report of the status of any actions undertaken for prosecution, extension, and maintenance of the Patent Portfolio until the Note is paid in full.

## IV. CONDITIONS TO CLOSE

4.1 It shall be a condition precedent to close that Lerner has received the Initial Payment and the Note.

4.2 It shall be a condition precedent to close that the Debtor has received the Assignment Documents, as defined below, from Lerner, fully and duly executed by Lerner.

4.3 Pursuant to the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Debtor shall purchase, acquire and accept from Lerner, and Lerner shall sell,

transfer, convey, assign and deliver to Debtor, all of Lerner's direct or indirect right, title and interest in and to the Patent Portfolio.

4.4 At least five (5) business days prior to the Closing Date, Debtor and Lerner shall exchange copies of all proposed documents to transfer, convey, and assign the Patent Portfolio to the Debtor (the "Assignment Documents"). Debtor shall have the right to review and approve the Assignment Documents, which approval shall not be unreasonably withheld.

4.5 On the Closing Date, Lerner shall provide all executed Assignment Documents, as approved by Debtor, to Lerner's Bankruptcy Counsel, Iain Kennedy. Debtor shall pay by wire transfer of immediately available funds the Initial Payment to Mr. Kennedy's IOLTA Trust Account, and when Mr. Kennedy confirms receipt of the Initial Deposit, he shall messenger the Assignment Documents to Debtor's Bankruptcy Counsel, Leonard H. Simon.

4.6 Costs and fees to assign any domestic patents with the USPTO shall be borne by Lerner. Costs to assign any European or foreign patents shall be borne by Debtor. For purposes of this Agreement, Lerner provides a good faith estimate of $7,500 to transfer these patents. Debtor shall have the burden to take all steps necessary to transfer those European or foreign patents. Lerner will cooperate with Debtor to effect such transfers, such cooperation shall not be unreasonably withheld.

4.7 If, after the 9019 Order and Confirmation Order are entered and become final and no longer subject to appeal, Debtor shall fail to make the Initial Payment in accordance with the terms of this Agreement, ownership and title to the Patent Portfolio shall irrevocably remain with Lerner, and Debtor shall have no claim to the Patent Portfolio. Upon such a failure to make the Initial Payment, Debtor and Lerner shall dismiss the Adversary Proceedings with Prejudice.

## V. <u>CURE AND DEFAULT</u>

5.1 Debtor shall have a ten (10) day cure period, with no notice required by Lerner, for any missing payments (the "Cure Period"); provided, however, there is no cure period for the Initial Payment. Debtor shall obtain an Order from the Bankruptcy Court which grants Lerner the right to automatically foreclose upon the Patent Portfolio should any default not be cured during the Cure Period with no further notice to Debtor. In the event of such a foreclosure, Debtor shall have no right to excess proceeds.

5.2 In the event of any default under the terms of this Agreement, Debtor and Lerner agree that Debtor will have no right and Lerner will have no obligation to repay any amounts paid under this Agreement, including but not limited to the Initial Payment and any payments on the Note.

## VI. <u>COOPERATION</u>

6.1 The Lerner Parties shall undertake reasonable efforts to assist Debtor in the defense of the validity and/or scope of the patents, subject to payment of their customary rates and retainer provisions, as identified in composite <u>Exhibit D</u>, attached, and as may be updated on an annual basis. Debtor agrees that such requests for work from Lerner, Barrett and Grune

shall not exceed 200 hours per year for each of the Lerner Parties within the first two years after the Closing Date, unless the Lerner Parties shall agree to such additional work. Debtor agrees that in the third and fourth years after the Closing Date, such requests for work from the Lerner Parties shall not exceed 40 hours per year. Debtor agrees that the Lerner Parties should have no obligation under this clause after the end of the fourth year. Debtor acknowledges that the Lerner Parties shall have no obligation to avoid working in the field of encryption or otherwise competing against Debtor as a result of this agreement; provided, however, Lerner agrees that nothing contained in this Agreement shall reduce, limit or extend any non-disclosure, non-competition or non-solicitation provisions owed by him to Debtor under the Lerner Employment Agreement for the term provided in that agreement, specifically three years after he terminated his employment on April 28, 2020, for the Confidentiality provisions (Section 6 of the Employment Agreement), and two years after he terminated his employment for the Non-Competition (Section 7) and Non-Solicitation (Section 8) provisions.

6.2 Debtor further agrees that this Agreement, including the provisions of Section VI, shall not require the Lerner Parties to invent or create new patents for Debtor. This Agreement shall be construed so as to limit the Lerner Parties' obligations to defense of the validity and/or scope of the patents, and shall not, by way of example, require the Lerner Parties to produce technical articles, white papers, software design, court testimony, or sales support, absent their express agreement to do so.

## VII. WARRANTIES

7.1 The Parties warrant and represent that: (a) Subject to Bankruptcy Court approval, each Party has the full right and authority to enter into this Agreement and that each Party signing the Agreement is authorized to do so; (b) Each Party is the current legal and beneficial owners of all claims, liabilities, and/or causes of action released by virtue of the terms of this Agreement ; (c) they have read and understood all aspects of the Agreement , and of the effects thereof; and (d) they will have executed this Agreement as a free and voluntary act of their own free will without any threat, force, fraud, duress, or coercion of any kind.

7.2 Lerner warrants, with respect to the Patent Portfolio, that, to the best of his actual knowledge, (a) he has good and marketable title to the patents therein to the extent that those patents are not expired or abandoned as reflected on Exhibit A, and the patents are free and clear of all claims, interests and encumbrances; (b) all right, title and interest to all patents, are without any conflict known to Lerner with respect to the rights of others; (c) he has not licensed any patent to any third party or entity; (d) he has the valid right to use the patents; (e) he has no knowledge of any pending claims or allegations of infringement or unauthorized use of the patents by any third party against Lerner; (e) the status of the Patent Portfolio is reflected on Exhibit A which is complete, accurate and true in all material respects and is not false, misleading or deceptive in any material respect; (f) he has delivered to Debtor complete and correct copies of each assignment agreement, if any exist, by which Lerner has acquired any of the Patent Portfolio from a third party with respect to the patents; and (g) he has no knowledge that any of the Patent Portfolio is subject to any order or settlement restricting Lerner's use, ownership or right to assign the patents.

7.3 Prior to the assignment of the Patent Portfolio to the Debtor, Lerner warrants that he will not take, sell, transfer, assign, license, encumber or dispose of the Patent Portfolio.

7.4 Debtor warrants that on the Closing Date it will have, readily available funds in such amount as is required to consummate the transactions contemplated hereunder on the terms set forth herein and otherwise to perform all of Debtor's obligations under this Agreement.

## VIII. NON-DISPARAGEMENT; MUTUAL RELEASES

8.1 Non-Disparagement. Each Party agrees for itself and such Party's agents and affiliates that such Party shall not in any way publicly criticize, disparage, call into disrepute, or otherwise defame or slander any other Party. Nothing contained in this Non-Disparagement provision shall prevent any Party from providing truthful responses when required by law, including, but not limited to, by subpoena or court order.

8.2 Mutual Releases.

a. **The Released Actions. The "Released Actions" shall mean, collectively, any and all claims, demands, obligations, debts, sums, damages, attorneys' fees, losses, expenses, actions, causes of action, counterclaims, defenses, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, or other liabilities (including a derivative claim) whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity, or otherwise, including but not limited to, those set forth in, related to, or in connection with the Mediated Matters.**

b. **Release by Debtor and McGraw. Conditioned on the Closing occurring under this Agreement, and other than any claims arising under the terms of this Agreement, Debtor and McGraw voluntarily and knowingly forever release unconditionally, waive, discharge, and hold harmless each of the Lerner Parties, and their respective managers, professionals, employees, representatives, agents, attorneys, affiliates, successors and assigns, of and from the Released Actions. Debtor and McGraw acknowledge and agree that this release is a general release of all actual or potential claims whatsoever that it ever had, now has, or may ever have against the Lerner Parties. This Release shall be liberally construed to give the Lerner Parties the broadest possible protection. This Release shall include releasing Barrett and Grune from any non-compete and non-solicitation provisions in any agreements between them and Debtor.**

c. **Release by the Lerner Parties. Conditioned on the Closing occurring under this Agreement, and other than any claims arising under the terms of this Agreement, each of the Lerner Parties voluntarily and knowingly forever, release unconditionally, waive, discharge, and hold harmless Debtor and McGraw, and their respective current and former officers, directors, managers, professionals, employees, representatives, agents, attorneys, affiliates, successors and assigns, of and from the Released Actions. The Lerner Parties acknowledge and agree that this release is a general release of all actual or potential claims whatsoever that it ever had, now has,**

**or may ever have against Debtor and McGraw. This Release shall be liberally construed to give Debtor and McGraw the broadest possible protection.**

## IX. BANKRUPTCY COURT MATTERS

9.1 The Parties agree that they will immediately stay any pending litigation, including the Adversary Proceedings, until the Closing Date. Debtor and Lerner shall enter into a Stipulation to be filed in each of the Adversary Proceedings and in the Bankruptcy Case informing the Court of this stay in the Adversary Proceedings and with respect to the Assumption Motion. After the Closing Date, the Parties shall dismiss the Adversary Proceedings and the Motion to Compel with prejudice within three (3) business days, and Lerner shall withdraw each of his Proofs of Claim (Claims No. 5 and 6) with each Party bearing its own costs and attorney's fees.

9.2 Debtor shall, on or before February 15, 2021, file a Second Amended DS/Plan. The Second Amended DS/Plan shall add a separate class for the Claims of Lerner (the "Class"), specifically providing for payment of the Initial Payment, Note, the Security Agreement, and providing for assignment of the Patent Portfolio. The Second Amended DS/Plan shall provide for payment of the Note on a dollar-for-dollar (100 cents per dollar owed) basis and further provide for treatment of Lerner's claims in a fashion that is consistent with the terms of this Agreement and terms relating to such Class shall be subject to the prior approval of Lerner, which approval shall not be unreasonably withheld. Debtor may amend the DS/Plan so long as the amendments do not alter or effect the terms of the Lerner Class or the terms of this Agreement without prior approval of Lerner, which approval shall not be unreasonably withheld.

9.3 Debtor shall ensure that all conditions required for effecting the Second Amended DS/Plan, including any conditions required for the occurrence of the Effective Date under the plan, occur within 15 days of the entry of the Confirmation Order on the Second Amended DS/Plan. Debtor's failure to implement and consummate the DS/Plan shall be considered a default under this Agreement.

9.4 The Parties agree that this Agreement shall be presented to the Bankruptcy Court for approval by the Court under Rule 9019 at the hearing on confirmation of the Second Amended DS/Plan. Lerner shall draft a Joint 9019 Motion to approve the compromises described in this Agreement on or before February 15, 2021. Debtor shall undertake to file the Second Amended DS/Plan on or before February 15, 2021.

9.5 The Parties shall cooperate to seek approval of the 9019 Motion and Confirmation of the Second Amended DS/Plan at the hearing set on March 17, 2021, at 1:00 p.m. CST, as such hearing may be continued by the Bankruptcy Court. Lerner shall file a ballot voting to accept the Second Amended DS/Plan.

9.6 Should the Second Amended DS/Plan not be confirmed before or on March 31, 2021, then Lerner shall have an administrative claim for any expenses required for the prosecution, extension or maintenance of the Patent Portfolio from and after March 31, 2021. Lerner will provide invoices and supporting materials to Debtor of such costs incurred which shall be paid by Debtor within 15 days. If those invoices are not paid, such failure shall be a default under this Agreement.

## X. NO ADMISSION OF LIABILITY

10.1 The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of all disputed matters arising from and related to the Mediated Matters. No action taken by the Parties, either previously or in connection with this Agreement will be deemed or construed to be (i) an admission of the truth or falsity of any claims heretofore made, including those made in the Adversary Proceedings; or (ii) an acknowledgement or admission by any Party or any fault or liability whatsoever to any Party or any third party. The compromise set forth herein is subject to Bankruptcy Court approval.

10.2 Prior to an order on the 9019 Motion being entered by the Bankruptcy Court, any disagreement as to appropriate terms, conditions or other provisions of the this Agreement shall be submitted to the Mediator for a final decision as to inclusion or exclusion of the disputed provisions, or as to the appropriate resolution.

## XI. ADDITIONAL PROVISIONS

11.1 **No Additional Consideration**. The consideration stated in this Agreement is the sole consideration for this Agreement and is contractual, not merely a recital.

11.2 **Binding Effect and Benefit**. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective heirs, executors, administrators, personal representatives, successors, assigns, and affiliates. Each person executing this Agreement represents and warrants that he or she is fully authorized to bind the Party for which he or she acts, that he or she is fully competent to execute this Agreement, and that he or she does so of his or his own free will and accord without reliance on any representation of any kind or character not expressly set forth in this Agreement

11.3 **Modification**. No provision contained herein may be modified, amended or waived except by written agreement or consent signed by the Party to be bound thereby.

11.4 **Headings and Captions**. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

11.5 **Entire Agreement**. This Agreement Sheet constitutes the entire agreement of the Parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

11.6 **Governing Law**. This Agreement shall be governed by the laws of the State of Texas, and shall be construed and interpreted in accordance with its laws, notwithstanding its conflict of laws principles or any other rule, regulation or principles that would result in the application of any other state's law.

11.7 **Attorneys' Fees for Enforcement**. If any Party to this Agreement succeeds on the merits of any legal action to enforce this Agreement or any order entered on a 9019 Motion approving this Agreement, such Party shall be entitled to recover reasonable attorneys' fees and court costs.

11.8 **Expenses**. Each Party shall pay its own respective legal and other professional fees and other expenses incurred in connection with the matters compromised in this Agreement.

11.9 **Severability**. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part hereof.

11.10 **Jurisdiction**. Should any disagreement arise out of the interpretation or enforcement of this Agreement, the Bankruptcy Court for the Southern District Of Texas shall maintain jurisdiction over any disputes which arise between the Parties.

11.11 **Counterparts**. This Agreement may be executed and delivered in counterparts which together shall constitute a single instrument.

11.12 **Interpretation**. The Parties agree that this Agreement was drafted jointly by all Parties to the Agreement, and that this Agreement shall not be construed against any Party because of that Party's involvement in drafting the Agreement.

11.13 The Parties acknowledge that they have had the opportunity to read this Agreement and to consult with legal counsel of their choosing regarding the meaning and effect of it and their rights and liabilities under it.

11.14 BY THEIR SIGNATURES BELOW, ALL PARTIES ACKNOWLEDGE THAT THE MEDIATION WAS CONDUCTED IN ACCORDANCE WITH THE *TEXAS CIVIL PRACTICE AND REMEDIES CODE* AND OTHER APPLICABLE STATE LAWS, AND THAT THE JUDICIAL MEDIATOR IS NOT AN ADVOCATE FOR EITHER PARTY. THE PARTIES ACKNOWLEDGE THEY VOLUNTARILY RESOLVED AND/OR CLARIFIED THE ISSUES IN DISPUTE AND HOLD THE JUDICIAL MEDIATOR HARMLESS FOR THEIR AGREEMENT. PURSUANT TO THE *TEXAS CIVIL PRACTICE AND REMEDIES CODE*, THE MEDIATION IS CONFIDENTIAL. ALL RECORDS, REPORTS, OR OTHER DOCUMENTS RECEIVED BY THIS JUDICIAL MEDIATOR AND ADMINISTRATIVE ENTITY (ODR) ARE CONFIDENTIAL AND SHALL BE DESTROYED BY THE JUDICIAL MEDIATOR. THE PARTIES FURTHER AGREE THAT ANY PARTY VIOLATING THE CONFIDENTIALITY REQUIREMENTS OF STATE LAW, LOCAL RULES IN THE ABOVE-STYLED CASE, AND ANY ORDER REFERRING THIS CASE TO MEDIATION MAY BE REQUIRED TO PAY ALL FEES AND EXPENSES INCLUDING REASONABLE ATTORNEY'S FEES INCURRED IN OPPOSING THAT PARTY'S EFFORTS TO COMPEL TESTIMONY OR PRODUCTION OF RECORDS IN CONNECTION WITH THIS MEDIATION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

**IN WITNESS WHEREOF,** the Parties have caused this Agreement to be executed on their behalf by the signatures of their duly authorized representatives below.

DocuSigned by:
602508F984EF460...

IRONCLAD ENCRYPTION CORPORATION
By: J. D. McGraw
Its: Pres
Date: 2/11/2021

DocuSigned by:
602508F984EF460...

JAMES DOYLE MCGRAW
Date: 2/11/2021

DocuSigned by:
8777C4249357422...

DANIEL MAURICE LERNER
Date: 2/11/2021

DocuSigned by:
3FD4B2EB9889469...

JEFFREY B. BARRETT
Date: 2/11/2021

DocuSigned by:
8CA304C2AAA94D7...

GUERRY L. GRUNE
Date: 2/12/2021

ICE IP Docket Status as of February 9, 2021

| Attorney Docket # | Title | Application # | Patent # (Grant Date) | Publication # (Publication Date) | Filing Date | Status | Pending Action | Due Date | Estimated Fees Due | Inventor(s) |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | | | | |
| ICE-001 | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 16/005,040 | 10,154,021 (11Dec18) | US2018/0359250 (13Dec18) | 11-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-001 CON | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 16/173,091 | 10,601,805 (24Mar20) | US2019/0230077 (25Jul19) | 29-Oct-18 | Granted Patent | Maintenance Fees 3.5 Year | 24-Mar-23 | TBD | DL |
| ICE-001 CON2 | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 17/011,187 | | | 3-Sep-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 17-Mar-21 | $500 | DL |
| ICE-001 PCT | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | PCT/US2018/36877 | n/a | WO2018/231697 (20Dec18) | 11-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-001 PCT EP (GG34) | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 18816925.4 | | 3,639,508 (22Apr20) | 9-Jan-20 | Response to Extended European Search Report | EP Annuity / Response to EESR | 6/30/2021 22Apr21 | $3,500 | DL |
| ICE-002 | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | 16/005,134 | 10,171,444 (1Jan19) | US2018/0359635 (13Dec18) | 11-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 1-Jan-22 | TBD | DL |
| ICE-002 CON | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | 16/202,905 | 10,645,070 (5May20) | US2019/0199701 (27Jun19) | 28-Nov-18 | Granted Patent | Maintenance Fees 3.5 Year | 5-May-23 | TBD | DL |
| ICE-DL-002 CON2 | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | 17/063,883 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 15-Apr-21 | $500 | DL |
| ICE-002 PCT | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | PCT/US2018/36893 | n/a | WO2018/231703 (20Dc18) | 11-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-003 | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | 16/005,281 | 10,154,031 (11Dec18) | n/a | 11-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-003 CON | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | 16/178,795 | 10,637,854 (28Apr20) | US2019/0141037 (9May19) | 2-Nov-18 | Issue Fees Paid - Awaiting Issue Notification | Maintenance Fees 3.5 Year | 31-Oct-23 | TBD | DL |
| ICE-DL-003 CON2 | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | 17/063,836 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 28-Apr-21 | $500 | DL |

EXHIBIT
A

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| ICE-003 PCT | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | PCT/US2018/36927 | n/a | WO2018/231713 (20Dec18) | 11-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-004 | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | 16/005,871 | 10,171,435 (01Jan19) | US2018/0359228 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 1-Jan-22 | TBD | DL |
| ICE-004 CON | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | 16/173,179 | 10,616,192 (7Apr20) | US2019/0268154 (28Aug19) | 29-Oct-18 | Issue Fees Paid - Awaiting Issue Notification | Maintenance Fees 3.5 Year | 10-Oct-23 | TBD | DL |
| ICE-004 CON2 | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | 17/014,387 | | | 8-Sep-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 17-Mar-21 | $500 | DL |
| ICE-004 PCT | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | PCT/US2018/36998 | | WO2018/231753 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-005 | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | 16/005,918 | 10,154,016 (11Dec18) | US2018/0359224 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-005 CON | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | 16/173,258 | 10,673,830 (2Jun20) | US2020/0028825 (23Jan20) | 29-Oct-18 | Issue Fees Paid - Awaiting Patent Number | Maintenance Fees 3.5 Year | 5-Dec-23 | TBD | DL |
| ICE-DL-005 CON2 | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | 17/113,278 | | | 7-Dec-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-005 PCT | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | PCT/US2018/37006 | n/a | WO2018/231760 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-006 | Executable Coded Cipher Keys | 16/005,968 | 10,154,015 (11Dec18) | US2018/0359088 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-006 CON | Executable Coded Cipher Keys | 16/173,323 | 10,686,764 (16Jun20) | US2020/0028682 (23Jan20) | 29-Oct-18 | Notice of Allowance | Maintenance Fees 3.5 Year | 16-Jun-23 | TBD | DL |
| ICE-DL-006 CON2 | Executable Coded Cipher Keys | 17/120,595 | | | 14-Dec-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-006 PCT | Executable Coded Cipher Keys | PCT/US2018/37011 | n/a | WO2018/231765 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-007 | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 16/006,011 | 10,158,613 (18Dec18) | US2018/0359230 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 18-Dec-21 | $1,300 | DL |
| ICE-007 CON | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 16/173,384 | 10,623,384 (14Apr20) | US2019/0334879 (31Oct19) | 29-Oct-18 | Granted Patent | Maintenance Fees 3.5 Year | 17-Oct-23 | TBD | DL |
| ICE-007 CON2 | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 17/014,447 | | | 8-Sep-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 21-Mar-21 | $500 | DL |

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| ICE-007 PCT | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | PCT/US2018/37019 | n/a | WO2018/231773 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-007 PCT EP (GG40) | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 18818117.6 | | 3,639,179 (22Apr20) | 10-Jan-20 | Response to Extended European Search Report | EP Annuity / EESR | 6/30/2021 1Jun21 | $3,500 | DL |
| ICE-009 | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers | 16/222,421 | 10,650,139 (12May20) | US2019/0258782 (22Aug19) | 17-Dec-18 | Awaiting Issue Notification - Issue Fees Paid | Maintenance Fees 3.5 Year | 14-Nov-23 | TBD | DL |
| ICE-DL-009 CON1 | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers | 17/063,936 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 15-Apr-21 | $500 | DL |
| ICE-009 PCT | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers | PCT/US18/66014 | n/a | WO2019/133326 (4Jul19) | 17-Dec-18 | Canadian National Phase due | Canadian National Phase (42 mth) | 27-Jun-21 | $2,500 | DL |
| ICE-010 | Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers | 16/222,684 | 10,764,282 (1Sep20) | US2019/0268772 (29Aug19) | 17-Dec-18 | Awaiting Assignment to Examiner | Maintenance Fees 3.5 Year | 2-Mar-24 | TBD | DL |
| ICE-DL-010 CON1 | Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers | 17/122,008 | | | 15-Dec-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-010 PCT | Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers | PCT/US18/66055 | n/a | WO2019/133329 (4Jul19) | 17-Dec-18 | Canadian National Phase due | Canadian National Phase (42 mth) | 27-Jun-21 | $2,500 | DL |
| ICE-012 PCT | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain | PCT/US19/26265 | | WO2019/195691 (10Oct19) | 8-Apr-19 | Canadian National Phase due | Canadian National Phase (42 mth) | 6-Oct-21 | $2,500 | DL |
| ICE-DL-012 PCT US CON | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain | 17/148,118 | | | 13-Jan-21 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 26-Jul-21 | $500 | DL |
| ICE-DL-013 PCT US | User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain | 17/045,647 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-013 PCT | User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain | PCT/US19/26270 | | WO2019/195821 (10Oct19) | 8-Apr-19 | Canadian National Phase due | Canadian National Phase (42 mth) | 6-Oct-21 | $2,500 | DL |
| ICE-014 | Discrete Blockchain and Blockchain Communications | 16/376,399 | 10,536,445 (14Jan20) | | 5-Apr-19 | Issue Fees PAID - Waiting for Issue Notification | Maintenance Fees 3.5 Year | 15-Jul-23 | TBD | DL |

**ICE IP Docket Status as of February 9, 2021**

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| ICE-014 CON2 | Discrete Blockchain and Blockchain Communications | 17/147,838 | | | 13-Jan-21 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-014 PCT | Discrete Blockchain and Blockchain Communications | PCT/US19/26008 | | WO2019/195691 (10Oct19) | 5-Apr-19 | Canadian National Phase due | Canadian National Phase (42 mth) | 5-Oct-21 | $2,500 | DL |
| ICE-014 PCT EP (GG42) | Discrete Blockchain and Blockchain Communications | 19781824.8 | | | | European National Phase Filing | | | | DL |
| ICE-015 | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | 16/221,041 | 10,579,793 (3Mar20) | US2019/0260716 (22Aug19) | 14-Dec-18 | Issue Fees PAID - Waiting for Issue Notification | Maintenance Fees 3.5 Year | 5-Sep-23 | TBD | DL |
| ICE-015 CON2 | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | 17/032,183 | | | 25-Sep-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 5-Apr-21 | $500 | DL |
| ICE-015 PCT | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | PCT/US18/65752 | n/a | WO2019/133298 (4Jul19) | 14-Dec-18 | Canadian National Phase due | Canadian National Phase (42 mth) | 27-Jun-21 | $2,500 | DL |
| ICE-015 PCT EP (GG41) | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | 18896070.2 | | 3732820 (4Nov20) | | European National Phase Filing | EP Annuity | 31-Dec-21 | $1,000 | DL |
| ICE-DL-016 PCT US | MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS | 17/046,667 | | | 9-Oct-20 | US National Phase Entry | REFILE | TBD | $500 | DL |
| ICE-016 PCT | MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS | PCT/US19/26567 | | WO2019/199813 (17Oct19) | 9-Apr-19 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
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| | Patent Granted | ABANDONED | Not Yet Filed | FEES DUE | Examiner Response Pending | Action with Upcoming Response | EXPIRED | National Phase | | |

**PROMISSORY NOTE**

| | | |
|---|---|---|
| **$242,000.00** | **Houston, Texas** | **[March __, 2021]** |

FOR VALUE RECEIVED, the undersigned, IRONCLAD ENCRYPTION CORPORATION, a Texas corporation ("Maker"), hereby promises to pay to the order of DANIEL MAURICE LERNER ("Payee"), at his designated office, in lawful money of the United States of America, the principal sum of TWO HUNDRED FORTY TWO THOUSAND AND 00/100 DOLLARS ($242,000.00). All words and terms capitalized but not expressly defined herein shall have the meaning ascribed to them in that certain Mediated Settlement Agreement and Release, dated as of February 11, 2021, by and among Maker, Payee and others, as the same may be amended or modified from time to time (the "Agreement").

The unpaid principal amount of this Note shall bear interest prior to maturity at a zero percent (0%) rate per annum, provided, however, if any installments of principal are not paid by the expiration of the Cure Period (defined below), then, commencing on the expiration of the Cure Period, such unpaid installments shall bear interest at a rate equal from day to day to the lesser of (a) the maximum rate permitted under applicable law (the "Maximum Rate"), or (b) seven percent (7.0%) per annum.

This Note shall be due and payable by Maker as follows: (a) monthly installments of principal in the amount of $20,166.67 each shall be due and payable monthly on the last business day of the first calendar month after the execution date, commencing on April 30, 2021, until and including March 31, 2022; and (b) all outstanding principal, plus accrued and unpaid interest (if any), shall be due and payable in full on March 31, 2022. **PROVIDED, HOWEVER,** if the Maker pays to the Payee the cumulative sum of $142,000.00 on or before the 90th day from and after the date of this Note, the balance due hereunder, being the sum of $100,000.00 (plus any interest accruing as a result of late payments), shall be waived by Payee, whereupon the Payee shall mark this Note as "Paid in Full" and return the original of the Note to the Maker.

This Note is executed and delivered by Maker pursuant to and in accordance with the terms and conditions of the Agreement to which reference is here made for all purposes. Maker may prepay the principal amount of this Note upon the terms and conditions specified in the Agreement. The principal amount of this Note shall be subject to mandatory prepayment at the times described in the Agreement.

This Note is not made in connection with or related to a consumer-goods transaction or a consumer transaction.

Maker represents and warrants to Payee that (a) this Note is a legal, binding obligation of Maker, enforceable against Maker in accordance with its terms, and (b) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Maker of this Note and any and all deeds of trust, security agreements, or other instruments, documents and agreements securing the payment of this Note.

All notices and other communications provided for in this Note shall be made in accordance with the Agreement.

EXHIBIT
B

Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor any sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default (as defined below), the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker, and (d) take any and all other actions available to Payee under this Note, the Agreement, the Security Agreement (as defined below), at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. If an Event of Default has occurred and is continuing, at the option of Payee, the outstanding principal amount of this Note shall bear interest at the Maximum Rate.

As used in this Note, an "Event of Default" shall mean each of the following: (a) Maker shall fail to pay this Note or any installment of this Note, whether principal or interest, within ten (10) days following the date on which such payment is due; and (b) Maker shall fail to comply with any term or provision of the Agreement or any other agreement entered into in connection therewith, including without limitation that certain Security Agreement, executed by Maker dated as of even date herewith (the "Security Agreement")

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

**THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE**

**APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.**

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder; **PROVIDED, HOWEVER,** anything to the contrary notwithstanding, Maker shall have a ten (10) day cure period, with no notice required by Payee, for any missing payments (the "Cure Period").

The payment of this Note is secured as provided in the Agreement, including without limitation, the Security Agreement to which reference is here made for all purposes.

In the event that any conflict exists now or hereafter between any provisions of this Note and the Agreement, the provisions of the Agreement shall govern and control in all respects to the extent of any such conflict.

**THIS NOTE, THE AGREEMENT AND THE OTHER DOCUMENTS REFERRED TO IN THE AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG PAYEE AND MAKER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF PAYEE AND MAKER. THERE ARE NO ORAL AGREEMENTS AMONG PAYEE AND MAKER.**

[*REMAINDER OF PAGE INTENTIONALLY LEFT BLANK*]

IRONCLAD ENCRYPTION CORPORATION

By:______________________________
Name: ___________________________
Title: ____________________________

# SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), is made as of March ___, 2021], by IRONCLAD ENCRYPTION CORPORATION, a Texas corporation (the "Grantor"), in favor of DANIEL MAURICE LERNER (the "Grantee").

## RECITALS:

WHEREAS, the Grantor and Grantee have entered into that certain Mediated Settlement Agreement and Release dated February 11, 2021 (the "Settlement Agreement"), pursuant to which, among other things, Grantor and Grantee have settled certain disputed claims between the parties.

WHEREAS, the in connection with the Settlement Agreement, Grantor has executed that certain promissory note, in the original principal amount of $242,000.00, payable to Grantee and dated as of even date herewith (the "Note"). Pursuant to the Note and the Settlement Agreement, Grantor desires to mortgage, pledge and grant to Grantee, for the benefit of Grantee, a security interest in all of its right, title and interest in, to and under the Collateral (as hereinafter defined), together with any renewal or extension thereof, and all Proceeds (as hereinafter defined) thereof, to secure the payment of the Obligations (as hereinafter defined); and

WHEREAS, the execution of this Agreement is made as provided for in both the Note and the Settlement Agreement.

## AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. **Defined Terms.** Unless otherwise defined herein, terms which are defined in the Settlement Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

"Agreement" means this Security Agreement, as may be amended, supplemented or otherwise modified from time to time.

"Collateral" has the meaning assigned to it in Section 2 of this Agreement.

"Intellectual Property" means (a) all Patents, as defined below, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith, and (b) any and all Patent Licenses, as defined below.

EXHIBIT C

"Obligations" means the full and prompt payment and performance of any and all obligations of Grantor to Grantee pursuant to the Note and this Agreement, and all attorney's fees, court costs and expenses of whatever kind incident to the collection and enforcement of any of said obligations and the enforcement and protection of the security interest created under this Agreement.

"Patents" means all types of exclusionary or protective rights granted (or applications therefor) for inventions and rights identified in Exhibit A hereto, but only to the extent, that such property rights have been assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith, including all reissues and extensions thereof and all provisionals, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to or that could be granted, with respect thereto.

"Patent License" means any agreement material to the operation of Grantor's business, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, use or sell any Invention covered by any of the Patents referred to on Exhibit A hereto.

"Proceeds" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to Grantor, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to Grantor from time to time in connection with any taking of all or any part of the Collateral by any governmental authority or any Person acting under color of governmental authority, (c) all judgments in favor of Grantor in respect of the Collateral and (d) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

"UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

2. **Grant of Security Interest.** As collateral security for the prompt and complete payment and performance when due of the Obligations, Grantor hereby assigns and grants to Grantee for the benefit of Grantee a security interest in all of Grantor's right, title and interest in and to the Intellectual Property (the "Collateral"), including all Proceeds and products of any and all of the Collateral.

3. **Representations and Warranties Concerning the Intellectual Property.** Grantor represents and warrants, to the best of Grantor's actual knowledge, that:

(a) Grantor is the sole legal and beneficial owner of the entire right, title, and interest in and to the Intellectual Property, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith.

(b) Grantor's rights in and to the Intellectual Property are valid, subsisting, unexpired, enforceable and have not been abandoned, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith.

(c) All of the Intellectual Property is free and clear of any and all liens, security interests, options, licenses, pledges, assignments, encumbrances and/or agreements of any kind, and Grantor has not granted any release, covenant not to sue, or non-assertion assurance to any third party with respect to any of the Intellectual Property, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith.

4. **Covenants.** Grantor covenants and agrees with Grantee that, from and after the date of this Agreement until the Obligations are paid in full:

(a) From time to time, upon the written request of Grantee, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Grantee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby. Grantor also hereby authorizes Grantee to file any such financing or continuation statement without the signature of Grantor to the extent permitted by applicable law, with respect to any of the Intellectual Property. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Grantor will not create, incur or permit to exist, will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove any lien or claim on or to the Collateral, other than the liens created hereby, and will take all commercially reasonable actions to defend the right, title and interest of Grantee in and to any of the Collateral against the claims and demands of all persons whomsoever.

(c) Grantor will not sell, transfer, license or sub-license or otherwise dispose of any of the Collateral, or attempt, offer or contract to so do, except in the ordinary course of business and except for such sale, transfer license or sub-license that is immaterial to Grantor's business.

(d) Grantor will advise Grantee promptly, in reasonable detail, (i) of any lien on, or claim asserted against, Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the liens created hereunder.

(e) Grantor will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated. Without the prior written consent of Grantee, Grantor shall not

abandon any right to file any of the Patents application, or abandon any pending patent application or patent if such abandonment would have a material adverse effect on the business of Grantor.

(iii) Grantor will promptly notify Grantee if it knows, or has reason to know, that any application relating to any Intellectual Property may become abandoned or dedicated, or of any adverse determination or material development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Grantor's ownership of any Intellectual Property, or its right to register the same or to keep and maintain the same.

(iv) Grantor will take all reasonable and necessary steps, including, without limitation, in any proceedings before any tribunal, office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration or Patent) and to maintain each Patent including, without limitation, filing of applications, applications for reissue, renewal or extensions, the payment of maintenance fees, participation in reexamination, opposition and infringement proceedings, and the filing of renewal applications, affidavits of use and affidavits of incontestability, when appropriate. Any expenses incurred in connection with such activities shall be paid by Grantor.

(vi) In the event Grantor knows or has reason to know that any Patent included in the Collateral is infringed, misappropriated or diluted by a third party, Grantor shall promptly notify Grantee after it learns thereof and shall, unless Grantor shall reasonably determine that such Patent is of immaterial economic value to Grantor which determination Grantor shall promptly report to Grantee, take all commercially reasonable steps necessary to protect such Patent, including but not limited to suing for infringement, misappropriation or dilution, or take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Patent.

5. **Grantee's Appointment as Attorney-in-Fact.**

(a) Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time after the occurrence, and during the continuation of, an event of default under the Note or under this Agreement (each and "Event of Default") in Grantee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.

(b) Grantor also authorizes Grantee, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) The powers conferred on Grantee hereunder are solely to protect the interests of Grantee in the Collateral and shall not impose any duty upon Grantee to exercise any such powers. Grantee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its partners, officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

6. **Performance by Grantee of Grantor's Obligations.** If Grantor fails to perform or comply with any of its agreements contained herein and Grantee, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Grantee incurred in connection with such performance or compliance, together with interest thereon at the highest non-usurious contract rate permitted by law, shall be payable by Grantor to Grantee on demand and shall constitute Obligations secured hereby.

7. **Proceeds.** It is agreed that if an Event of Default shall occur and be continuing, then (a) all Proceeds received by Grantor consisting of cash, checks and other cash equivalents shall be held by Grantor in trust for Grantee, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to Grantee in the exact form received by Grantor (duly endorsed by Grantor to Grantee, if required), and (b) any and all such Proceeds received by Grantee (whether from Grantor or otherwise) shall promptly be applied by Grantee against, the Obligations then due and payable.

8. **Remedies Upon Default.** Upon an Event of Default (as defined above), Grantee may pursue any or all of the following remedies, without any notice to Grantor except as required below:

(a) Grantee may give written notice of default to Grantor, following which Grantor shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Grantee's prior written consent, even if such disposition is otherwise permitted hereunder in the ordinary course of business. Any such disposition, concealment, transfer or sale after the giving of such notice shall constitute a wrongful conversion of the Collateral. Grantee may obtain a temporary restraining order or other equitable relief to enforce Grantor's obligation to refrain from so impairing Grantee's Collateral.

(b) Grantee may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least ten (10) days prior to sale. Grantee may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Grantee may elect, in its sole discretion. Grantee may take such action as it may deem necessary to repair, protect, or maintain the Collateral pending its disposition.

(c) Grantee may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Grantee at law or equity.

9. **Limitation on Duties Regarding Preservation of Collateral.** Grantee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Grantee would deal with similar property for its own account. Neither Grantee nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise.

10. **Powers Coupled with an Interest.** All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

11. **Severability.** Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. **Section Headings.** The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13. **No Waiver: Cumulative Remedies.** Grantee shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Grantee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Grantee of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy which Grantee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14. **Waivers and Amendments; Successors and Assigns.** None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Grantee, provided that any provision of this Agreement may be waived by Grantee in a written letter or agreement executed by Grantee or by facsimile transmission from Grantee. This Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Grantee and its successors and assigns.

15. **Notices.** Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below each party's signature hereto, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand.

16. **Governing Law.** This Agreement and all disputes arising hereunder shall be governed by the laws of the State of Texas and applicable U.S. federal law, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. Venue for any dispute shall exclusively be state or federal court located in Houston, Texas and the parties hereby consent to the exclusive jurisdiction of such courts in connection with any legal action involving this Agreement.

17. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one agreement. Signature pages of this Agreement may be delivered by facsimile or other electronic transmission and shall be deemed to be originals.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

**GRANTOR**:

IRONCLAD ENCRYPTION CORPORATION

By:_____________________________________
Name: __________________________________
Title: ___________________________________

**Address for Notice:**

__________________________________
__________________________________
__________________________________

**GRANTEE**:

______________________________________
DANIEL MAURICE LERNER

**Address for Notice:**

__________________________________
__________________________________
__________________________________

# SCHEDULE A

ICE IP Docket Status as of February 9, 2021

| Attorney Docket # | Title | Application # | Patent # (Grant Date) | Publication # (Publication Date) | Filing Date | Status | Pending Action | Due Date | Estimated Fees Due | Inventor(s) |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | | | | |
| ICE-001 | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 16/005,040 | 10,154,021 (11Dec18) | US2018/0359250 (13Dec18) | 11-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-001 CON | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 16/173,091 | 10,601,805 (24Mar20) | US2019/0230077 (25Jul19) | 29-Oct-18 | Granted Patent | Maintenance Fees 3.5 Year | 24-Mar-23 | TBD | DL |
| ICE-001 CON2 | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 17/011,187 | | | 3-Sep-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 17-Mar-21 | $500 | DL |
| ICE-001 PCT | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | PCT/US2018/36877 | n/a | WO2018/231697 (20Dec18) | 11-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-001 PCT EP (GG34) | Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices | 18816925.4 | | 3,639,508 (22Apr20) | 9-Jan-20 | Response to Extended European Search Report | EP Annuity / Response to EESR | 6/30/2021 22Apr21 | $3,500 | DL |
| ICE-002 | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | 16/005,134 | 10,171,444 (1Jan19) | US2018/0359635 (13Dec18) | 11-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 1-Jan-22 | TBD | DL |
| ICE-002 CON | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | 16/202,905 | 10,645,070 (5May20) | US2019/0199701 (27Jun19) | 28-Nov-18 | Granted Patent | Maintenance Fees 3.5 Year | 5-May-23 | TBD | DL |
| ICE-DL-002 CON2 | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | 17/063,883 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 15-Apr-21 | $500 | DL |
| ICE-002 PCT | Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices | PCT/US2018/36893 | n/a | WO2018/231703 (20Dc18) | 11-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-003 | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | 16/005,281 | 10,154,031 (11Dec18) | n/a | 11-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-003 CON | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | 16/178,795 | 10,637,854 (28Apr20) | US2019/0141037 (9May19) | 2-Nov-18 | Issue Fees Paid - Awaiting Issue Notification | Maintenance Fees 3.5 Year | 31-Oct-23 | TBD | DL |
| ICE-DL-003 CON2 | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | 17/063,836 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 28-Apr-21 | $500 | DL |

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| ICE-003 PCT | User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission | PCT/US2018/36927 | n/a | WO2018/231713 (20Dec18) | 11-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-004 | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | 16/005,871 | 10,171,435 (01Jan19) | US2018/0359228 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 1-Jan-22 | TBD | DL |
| ICE-004 CON | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | 16/173,179 | 10,616,192 (7Apr20) | US2019/0268154 (28Aug19) | 29-Oct-18 | Issue Fees Paid - Awaiting Issue Notification | Maintenance Fees 3.5 Year | 10-Oct-23 | TBD | DL |
| ICE-004 CON2 | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | 17/014,387 | | | 8-Sep-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 17-Mar-21 | $500 | DL |
| ICE-004 PCT | Devices that Utilize Random Tokens Which Direct Dynamic Random Access | PCT/US2018/36998 | | WO2018/231753 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-005 | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | 16/005,918 | 10,154,016 (11Dec18) | US2018/0359224 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-005 CON | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | 16/173,258 | 10,673,830 (2Jun20) | US2020/0028825 (23Jan20) | 29-Oct-18 | Issue Fees Paid - Awaiting Patent Number | Maintenance Fees 3.5 Year | 5-Dec-23 | TBD | DL |
| ICE-DL-005 CON2 | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | 17/113,278 | | | 7-Dec-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-005 PCT | DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS | PCT/US2018/37006 | n/a | WO2018/231760 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-006 | Executable Coded Cipher Keys | 16/005,968 | 10,154,015 (11Dec18) | US2018/0359088 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 11-Dec-21 | $1,300 | DL |
| ICE-006 CON | Executable Coded Cipher Keys | 16/173,323 | 10,686,764 (16Jun20) | US2020/0028682 (23Jan20) | 29-Oct-18 | Notice of Allowance | Maintenance Fees 3.5 Year | 16-Jun-23 | TBD | DL |
| ICE-DL-006 CON2 | Executable Coded Cipher Keys | 17/120,595 | | | 14-Dec-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-006 PCT | Executable Coded Cipher Keys | PCT/US2018/37011 | n/a | WO2018/231765 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-007 | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 16/006,011 | 10,158,613 (18Dec18) | US2018/0359230 (13Dec18) | 12-Jun-18 | Granted Patent | Maintenance Fees 3.5 Year | 18-Dec-21 | $1,300 | DL |
| ICE-007 CON | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 16/173,384 | 10,623,384 (14Apr20) | US2019/0334879 (31Oct19) | 29-Oct-18 | Granted Patent | Maintenance Fees 3.5 Year | 17-Oct-23 | TBD | DL |
| ICE-007 CON2 | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 17/014,447 | | | 8-Sep-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 21-Mar-21 | $500 | DL |

ICE IP Docket Status as of February 9, 2021

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| ICE-007 PCT | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | PCT/US2018/37019 | n/a | WO2018/231773 (20Dec18) | 12-Jun-18 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
| ICE-007 PCT EP (GG40) | Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys | 18818117.6 | | 3,639,179 (22Apr20) | 10-Jan-20 | Response to Extended European Search Report | EP Annuity / EESR | 6/30/2021 1Jun21 | $3,500 | DL |
| ICE-009 | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers | 16/222,421 | 10,650,139 (12May20) | US2019/0258782 (22Aug19) | 17-Dec-18 | Awaiting Issue Notification - Issue Fees Paid | Maintenance Fees 3.5 Year | 14-Nov-23 | TBD | DL |
| ICE-DL-009 CON1 | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers | 17/063,936 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 15-Apr-21 | $500 | DL |
| ICE-009 PCT | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers | PCT/US18/66014 | n/a | WO2019/133326 (4Jul19) | 17-Dec-18 | Canadian National Phase due | Canadian National Phase (42 mth) | 27-Jun-21 | $2,500 | DL |
| ICE-010 | Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers | 16/222,684 | 10,764,282 (1Sep20) | US2019/0268772 (29Aug19) | 17-Dec-18 | Awaiting Assignment to Examiner | Maintenance Fees 3.5 Year | 2-Mar-24 | TBD | DL |
| ICE-DL-010 CON1 | Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers | 17/122,008 | | | 15-Dec-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-010 PCT | Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers | PCT/US18/66055 | n/a | WO2019/133329 (4Jul19) | 17-Dec-18 | Canadian National Phase due | Canadian National Phase (42 mth) | 27-Jun-21 | $2,500 | DL |
| ICE-012 PCT | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain | PCT/US19/26265 | | WO2019/195691 (10Oct19) | 8-Apr-19 | Canadian National Phase due | Canadian National Phase (42 mth) | 6-Oct-21 | $2,500 | DL |
| ICE-DL-012 PCT US CON | Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain | 17/148,118 | | | 13-Jan-21 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | 26-Jul-21 | $500 | DL |
| ICE-DL-013 PCT US | User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain | 17/045,647 | | | 6-Oct-20 | Placeholder Application (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-013 PCT | User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain | PCT/US19/26270 | | WO2019/195821 (10Oct19) | 8-Apr-19 | Canadian National Phase due | Canadian National Phase (42 mth) | 6-Oct-21 | $2,500 | DL |
| ICE-014 | Discrete Blockchain and Blockchain Communications | 16/376,399 | 10,536,445 (14Jan20) | | 5-Apr-19 | Issue Fees PAID - Waiting for Issue Notification | Maintenance Fees 3.5 Year | 15-Jul-23 | TBD | DL |

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| ICE-014 CON2 | Discrete Blockchain and Blockchain Communications | 17/147,838 | | | 13-Jan-21 | Placeholder Applcation (Application will ABANDON without payment of Filing Fees) | REFILE | TBD | $500 | DL |
| ICE-014 PCT | Discrete Blockchain and Blockchain Communications | PCT/US19/26008 | | WO2019/195691 (10Oct19) | 5-Apr-19 | Canadian National Phase due | Canadian National Phase (42 mth) | 5-Oct-21 | $2,500 | DL |
| ICE-014 PCT EP (GG42) | Discrete Blockchain and Blockchain Communications | 19781824.8 | | | | European National Phase Filing | | | | DL |
| ICE-015 | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | 16/221,041 | 10,579,793 (3Mar20) | US2019/0260716 (22Aug19) | 14-Dec-18 | Issue Fees PAID - Waiting for Issue Notification | Maintenance Fees 3.5 Year | 5-Sep-23 | TBD | DL |
| ICE-015 CON2 | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | 17/032,183 | | | 25-Sep-20 | Placeholder Applcation (Application will ABANDON without payment of Filing Fees) | REFILE | 5-Apr-21 | $500 | DL |
| ICE-015 PCT | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | PCT/US18/65752 | n/a | WO2019/133298 (4Jul19) | 14-Dec-18 | Canadian National Phase due | Canadian National Phase (42 mth) | 27-Jun-21 | $2,500 | DL |
| ICE-015 PCT EP (GG41) | MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS | 18896070.2 | | 3732820 (4Nov20) | | European National Phase Filing | EP Annuity | 31-Dec-21 | $1,000 | DL |
| ICE-DL-016 PCT US | MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS | 17/046,667 | | | 9-Oct-20 | US National Phase Entry | REFILE | TBD | $500 | DL |
| ICE-016 PCT | MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS | PCT/US19/26567 | | WO2019/199813 (17Oct19) | 9-Apr-19 | No further International Filings available - Time period expired | EXPIRED | EXPIRED | n/a | DL |
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| | Patent Granted | ABANDONED | Not Yet Filed | FEES DUE | Examiner Response Pending | Action with Upcoming Response | EXPIRED | National Phase | | |

CONFIDENTIAL

LERNER
INNOVATIONS
QUALITY ENGINEERING

# Business and Invoicing
# Terms and Conditions Agreement
# For Ironclad Encryption Inc.

For 2021

## 1. Scope

Lerner Innovations LLC (LI) provides innovative engineering and artistic design services and products. Conceptual design, architectural device, system, and software structure, engineering research, root cause failure analysis, and supporting breakout for projects.

## 2. Place of Performance

Lerner Innovations location and/or Sub-contractor's place of business.

## 3. Travel, Meals, Entertainment (TM&E)

- In town TM&E, door to door invoiced at cost.
- Out of town TM&E in the United States, door to door and charged on a flat fee of eight (8) hours per day.
- Out of town TM&E outside the United States, door to door and charged at a flat fee of eight (8) hours/day and a minimum door to door stay of three (3) days.

EXHIBIT
D

## 4. Invoice and Invoicing Schedule

Work is invoiced on a time and material basis at these rates:

| | |
|---|---|
| → Management/Enterprise Engineer | $175/hr |
| → Domain/Specialist Expert | $200/hr |
| → Senior Engineer, artist, creator, software | $150/hr |
| → CAD Support | $120/hr |
| → Technician | $90/hr |
| → Administrative | $65/hr |

- LI reserves the right to change the labor rate at any time, once a year, with a 30 days written notice
- Engineering Material is invoiced at cost plus 5%.
- Orders for materials for prototypes are invoiced to client at the time of LI placing the purchase order, or when invoiced, whichever comes first.
- LI Invoices are submitted twice a month for services rendered and travel performed during the previous 1/2 month period. All invoices are submitted electronically via e-mail in pdf format.
- Invoices are net 10.
- Invoicing travel expense is in addition to any open projects regular invoicing.
- Special insurance requested by client, and/or Special insurance required for out of the ordinary activities (examples - international, hazardous locations, offshore) are charged to client at cost plus 5%.
- Invoices will provide detail of tasks performed by hourly increment.

## 5. Escrow Account

**USA** customers require a $5,000 minimum escrow.

The escrow requirement will be adjusted to one month of average billing for customers consistently paying invoices in net 10. Customers which violate the net 10 terms will have escrow requirements increased over time as necessary.

**Non-USA** customers require an escrow to cover three months of expected average billing, adjusted as necessary over time.

Work may reach a "hard stop" if escrow requirements are insufficient to cover project costs while keeping a running reserve in escrow.

Balance of escrow will be returned within 30 days of end of project.

## 6. Non-Personnel services statement

- Contractor and LI employees performing services under these Terms and Conditions agreement will be controlled, directed, and supervised at all times by LI management.,
- LI shall ensure that Contractor and Supplier's employees properly comply with the performance work standard and non-disclosure agreement.
- Contractor and Supplier will perform their duties independently
- The LI personnel will control access, necessary inspection, and acceptance of the subcontracted work.

ePATENTMANAGER

Managing Your Patent Needs

784 S. Villier Court
Virginia Beach, VA 23452
O: 757.486.2088 / F: 757.486.4312

Date: January, 2021

# Terms and Conditions Agreement

**BUSINESS AND INVOICING TERMS & CONDITIONS**

## 1.0 Place of Performance

KM Limited, Inc. dba ePatentManager location and/or Sub-contractor's place of business.

## 2.0 Travel

- In town Travel to/from subcontractors or client shall be invoiced at cost.
- Out of town travel in the United States shall be door to door and charged on a flat fee of ten (10) hours/day.
- Out of town travel out the United States shall be door to door and charged at a flat fee of twelve (12) hours/day and a minimum door to door stay of five (5) days

## 3.0 Non-Personal Services Statement

- Contractor and KML/ePM employees performing services under these Terms and Conditions agreement will be controlled, directed, and supervised at all times by KML/ePM management.
- KML/ePM shall ensure that Contractor and Supplier's employees properly comply with the performance work standard and non-disclosure agreement.
- Contractor and Supplier will perform their duties independently.
- The KML/ePM personnel will control access to the offices and/or facilities, information and will perform all necessary inspection and acceptance of the subcontracted work.

## 4.0 Invoice and Invoicing Schedule

Patent preparation and prosecution work will be billed at an hourly rate or on a flat-fee basis as agreed upon by the client. All product development work shall be invoiced on a time and material basis.

With the following labor rate:

| | |
|---|---|
| Patent Drafting and Prosecution | $350/hr |
| Licensing | $350/hr |
| Research & Development | $300/hr |
| Laboratory Development Facility | $75/hr: $500/day (8hr) |
| Administrative | $85/hr |
| Patent Drawings | rates vary, as needed |

- KML/ePM reserves the right to change the labor rate at any time, once a year, with a 30 days written notice

- Engineering Material rate shall be invoiced at cost plus 10%.

- Orders for materials for prototypes shall be invoiced to client at the time of KML/ePM placing the purchase order, or when invoiced, whichever comes first.

- KML/ePM Invoices shall be submitted each month for services rendered and travel performed during the previous one month period. All invoices shall be submitted electronically via e-mail in Word/pdf format. Invoices will be net 10 or prior to expiration of patent office due dates, US or international.

- Invoicing against travel expense, shall be done within two weeks of travel and will be outside of the regular invoicing.

- Special insurance requested by client, and/or Special insurance required for out of the ordinary activities (such as testing, compliance, permits etc...) shall be charged to client at cost.

## 5.0 Escrow account for Corporations – US and International

An escrow account shall be set up for US and International companies at the beginning of the agreement/project.

- At all times the escrow account shall maintain a minimum $7,500 balance

- KML/ePM reserves the right to end the agreement/project and stop all work activities within 10 days of the escrow account falling below the minimum pre-requisite amount of $7,500.

- Should the client terminate the project, KML/ePM is authorized to use the escrow account to finalize existing financial obligation and project closing costs. All remaining funds will be return to the client.

# Eagle Mountain 21 LLC
# Business and Invoicing
# Terms and Conditions Agreement

For 2021

## 1. Scope

Eagle Mountain 21 LLC (EM) provides business funding, marketing, and operational support.

## 2. Place of Performance

Houston, Texas and/or customer place of business.

## 3. Travel, Meals, Entertainment (TM&E)

- In town TM&E, door to door invoiced at cost.
- Out of town TM&E in the United States, door to door and charged on a flat fee of eight (8) hours per day.
- Out of town TM&E outside the United States, door to door and charged at a flat fee of eight (8) hours/day and a minimum door to door stay of five (5) days.

## 4. Invoice and Invoicing Schedule

Work is invoiced on a time and material basis at these rates:

| | |
|---|---|
| ➡ Management/Enterprise Consultant | $175/hr |
| ➡ Domain/Specialist Expert | $200/hr |
| ➡ Administrative | $65/hr |

- EM reserves the right to change the labor rate at any time, once a year, with a 30 days written notice
- EM Invoices are submitted twice a month for services rendered and travel performed during the previous 1/2 month period. All invoices are submitted electronically via e-mail in pdf format. Invoices will be detailed in hourly increments and will specify the task or subtask for the work performed.
- Invoices are net 10.
- Invoicing travel expense is in addition to any open projects regular invoicing.
- Special insurance requested by client, and/or Special insurance required for out of the ordinary activities (examples - international, hazardous locations, offshore) are charged to client at cost +10%.

## 5. Escrow Account

**USA** customers require a $5,000 minimum escrow.

The escrow requirement will be adjusted to one month of average billing for customers consistently paying invoices in net 10. Customers which violate the net 10 terms will have escrow requirements increased over time as necessary.

Work may reach a “hard stop” if escrow requirements are insufficient to cover project costs while keeping a running reserve in escrow.

Balance of escrow will be returned within 30 days of end of project.